As filed with the Securities and Exchange Commission on March 17, 2009

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

National Interstate Corporation

(Exact Name of Registrant as Specified in Its Charter)

Ohio	34-1607394
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

3250 Interstate Drive

Richfield, Ohio 44286-9000

(330) 659-8900

(Address, Including Zip Code, and Telephone Number, Including Area Code,

of Registrant’s Principal Executive Office)

Arthur J. Gonzales

Vice President, General Counsel and Secretary

National Interstate Corporation

3250 Interstate Drive

Richfield, Ohio 44286-9000

(330) 659-8900

(Name, Address, Including Zip Code, and Telephone Number,

Including Area Code, of Agent for Service)

COPIES TO:

April Miller Boise

Thompson Hine LLP

3900 Key Center

127 Public Square

Cleveland, Ohio 44114-1291

(216) 566-5785

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement as determined by market conditions and other factors.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☑

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(2)
Common Shares, par value $0.01 per share	12,530,000	15.92	199,477,600	11,131

(1)	Computed pursuant to Rule 457(c) under the Securities Act of 1933, as amended (the “Securities Act”) based upon the average of the high and low prices of the Registrant’s common shares on March 11, 2009 as reported on the Nasdaq Global Select Market.

(2)	The Registrant previously paid a registration fee of $29,002 with respect to 13,280,000 common shares that were previously registered pursuant to its Registration Statement on Form S-3 (File No. 333-132657) filed on March 23, 2006 and declared effective on April 7, 2006 (the “Prior Registration Statement”). Of the $271,044,800 of the Registrant’s common shares registered pursuant to the Prior Registration Statement, only $18,000,000 of its common shares were sold thereunder, resulting in an unused registration fee of $27,076. The Prior Registration Statement expires on April 6, 2009, pursuant to Securities and Exchange Commission rules. In accordance with Rule 415(a)(6) under the Securities Act, the Registrant is carrying forward 12,530,000 common shares that were previously registered on the Prior Registration Statement and remain unsold. In addition, all of the unused amount of the registration fee paid with respect to the Prior Registration Statement will be applied to pay the registration fee payable with respect to the common shares registered under this Registration Statement. Pursuant to Rule 415(a)(6) under the Securities Act, the offering of unsold common shares under the Prior Registration Statement will be deemed terminated as of the date of the effectiveness of this Registration Statement.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling shareholders may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and the selling shareholders are not soliciting an offer to buy these securities, in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MARCH 17, 2009

PROSPECTUS

12,530,000 Common Shares

This prospectus relates to the offer and sale from time to time of 12,530,000 of National Interstate Corporation’s common shares by certain selling shareholders. We will not receive any of the proceeds from the sale of the common shares by the selling shareholders.

The selling shareholders may sell their common shares from time to time through public or private transactions on or off the Nasdaq Global Select Market at prevailing market prices or at privately negotiated prices. The selling shareholders have sole discretion as to whether and on what terms to sell their common shares. The registration of the common shares covered by this prospectus does not necessarily mean that any or all of the common shares will be offered or sold by the selling shareholders.

Our common shares are quoted on the Nasdaq Global Select Market under the symbol “NATL.” The last reported sale price of our common shares on March 16, 2009 was $18.11 per share.

Investing in our common shares involves risks that are described in the “Risk Factors” section beginning on page 2 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2009

References in this prospectus to “National Interstate,” “we,” “us” and “our,” unless the context requires otherwise, refer to National Interstate Corporation and its subsidiaries and their combined operations.

THE COMPANY

We operate as an insurance holding company group that underwrites and sells traditional and alternative property and casualty insurance products primarily to the passenger transportation industry and the trucking industry, general commercial insurance to small businesses in Hawaii and Alaska, and personal insurance to owners of recreational vehicles and commercial vehicles throughout the United States. We were organized in Ohio in January 1989. In December 1989, Great American Insurance Company (Great American) a wholly-owned subsidiary of American Financial Group, Inc., became our majority shareholder. Our principal executive offices are located at 3250 Interstate Drive, Richfield, Ohio, 44286 and our telephone number is (330) 659-8900.

We have four property and casualty insurance subsidiaries, National Interstate Insurance Company (NIIC), National Interstate Insurance Company of Hawaii, Inc. (NIIC-HI), Hudson Indemnity, Ltd. (HIL) and Triumphe Casualty Company (TCC) and six other agency and service subsidiaries. NIIC is licensed in all 50 states and the District of Columbia. NIIC-HI is licensed in Hawaii, Michigan, New Jersey and Ohio. TCC is licensed in 24 states and the District of Columbia. HIL is domiciled in the Cayman Islands and provides reinsurance for NIIC, NIIC-HI and TCC primarily for the alternative risk transfer product. We also assume a portion of premiums written by other affiliate companies whose passenger transportation insurance business we manage. Insurance products are marketed through multiple distribution channels, including independent agents and brokers, affiliated agencies and agent internet initiatives.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information and reporting requirements of the Securities Exchange Act of 1934 (Exchange Act), under which we file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission (SEC). You may read and copy this information at prescribed rates at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at (800) 732-0330 for further information about the Public Reference Room. The SEC also maintains an Internet website that contains reports, proxy statements and other information about issuers that file electronically with the SEC. The address of that site is www.sec.gov. We also maintain an Internet website (http://www.nationalinterstate.com) where you can obtain information about us and our subsidiaries. The information contained on our Internet website is not part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus.

Information that we file in the future with the SEC and incorporate by reference in this prospectus will automatically update and replace this information. We incorporate by reference the documents listed below and any future filings made by us with the SEC after the date of this prospectus under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act if the filings are made before the time that all of the common shares are sold in this offering. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and proxy statements.

This prospectus incorporates by reference the documents set forth below that we have previously filed with the SEC:

•	Annual Report on Form 10-K for the year ended December 31, 2008;

•	Current Report on Form 8-K filed February 25, 2009; and

•	The description of our common shares contained in our Form 8-A Registration Statement filed on January 24, 2005, including any amendment or report filed for the purpose of updating that description.

You may obtain a copy of these filings free of charge by visiting our website at www.nationalinterstate.com. You may also request a copy of these filings, at no cost, by writing or calling us at the following address or telephone number: National

Interstate Corporation, 3250 Interstate Drive, Richfield, Ohio 44286, Attention: Investor Relations, (330) 659-8900. Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus.

You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with different information. We are not making an offer of securities in any state where an offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date of this prospectus or the date of the documents incorporated by referenced in this prospectus.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the information incorporated by reference, contains “forward-looking statements” (within the meaning of Private Securities Litigation Reform Act of 1995). All statements, trend analyses and other information contained in this prospectus relative to markets for our products and trends in our operations or financial results, as well as other statements including words such as “may,” “target,” “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend,” “project,” and other similar expressions, constitute forward-looking statements. We made these statements based on our plans and current analyses of our business and the insurance industry as a whole. We caution that these statements may and often do vary from actual results and the differences between these statements and actual results can be material. Factors that could contribute to these differences include, among other things:

•

general economic conditions, weakness of the financial markets and other factors, including prevailing interest rate levels and stock and credit market performance, which may affect or continue to affect (among other things) our ability to sell our products and collect amounts due to us, our ability to access capital resources, the costs associated with such access to capital and the market value of our investments;

•	customer response to new products and marketing initiatives;

•	tax law changes;

•	increasing competition in the sale of our insurance products and services and the retention of existing customers;

•	changes in the legal environment;

•	regulatory changes or actions, including those relating to regulation of the sale, underwriting and pricing of insurance products and services and capital requirements;

•	levels of natural catastrophes, terrorist events, incidents of war and other major losses;

•	adequacy of insurance reserves; and

•	availability of reinsurance and ability of reinsurers to pay their obligations.

You should not place undue reliance on any forward-looking statement. The forward-looking statements in this prospectus speak only as of the date of this prospectus. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations or prospects may have changed since that date. Except as otherwise required by applicable laws, we undertake no obligation to publicly update or revise any forward-looking statements, the risk factors or other information described in this prospectus.

RISK FACTORS

Before you purchase common shares offered pursuant to this prospectus, you should be aware of various risks, including but not limited to those discussed in the section titled “Item 1A. Risk Factors” beginning on page 18 of our Annual Report on Form 10-K for the year ended December 31, 2008, as may be further updated and modified periodically in our reports filed with the Securities and Exchange Commission. See “Incorporation of Certain Information by Reference” for more information on these reports. You should carefully consider these risk factors together with all other information in this prospectus and any applicable prospectus supplement before you decide to invest in the common shares.

USE OF PROCEEDS

We will not receive any of the proceeds upon the sale of the common shares offered hereby by any selling shareholder.

SELLING SHAREHOLDERS

The selling shareholders may from time to time offer and sell pursuant to this prospectus any or all of the common shares listed below. When we refer to the “selling shareholders” in this prospectus, we mean those persons listed in the table below and donees and pledgees selling shares received from a named selling shareholder after the date of this prospectus.

The table below sets forth the name of each selling shareholder and number of common shares that each selling shareholder may offer pursuant to this prospectus. Information concerning the selling shareholders may change from time to time and any changed information will be set forth in supplements to this prospectus to the extent required.

All of the information contained in the table below is based upon information provided to us by the selling shareholders. We have not independently verified this information. The selling shareholders may from time to time offer and sell any or all of the securities under this prospectus. Because the selling shareholders are not obligated to sell the common shares, we cannot estimate how many common shares the selling shareholders will hold upon consummation of any such sales.

	Shares Owned Before Offering			Shares Owned After Offering Assuming All Shares Offered Are Sold
Name	Number (1)	Percentage of Our Common Shares Outstanding (2)	Shares Offered	Number	Percentage of our Common Shares Outstanding
Great American Insurance Company (3)	10,200,000	52.6%	10,200,000	—	*
Alan R. Spachman (4)	66,000	*	50,000	16,000	*
Alan R. Spachman Revocable Trust (4)	1,161,334	6.0%	1,113,334	48,000	*
The Hudson Investment Irrevocable Trust (4)	1,000,000	5.2%	1,000,000	—	*
Florence McDermott Spachman Revocable Trust (4)	166,666	*	166,666	—	*

*	Less than 1%.
(1)	Beneficial ownership is determined in accordance with Rule 13d-3 of the Exchange Act and includes the number of common shares that may be acquired pursuant to options that are currently exercisable or will be exercisable within 60 days of March 16, 2009.
(2)	As of March 10, 2009, there were 19,391,896 common shares outstanding. The number of common shares outstanding does not include shares held by our subsidiary, National Interstate Insurance Company, which are treated as treasury shares.
(3)	Great American Insurance Company is our majority shareholder.
(4)	Mr. Alan Spachman is the Chairman of our Board. He is a beneficiary of the Alan R. Spachman Revocable Trust, The Hudson Investment Irrevocable Trust and Florence McDermott Spachman Revocable Trust and has sole voting power and investment power with respect to all of the shares held by these trusts.

PLAN OF DISTRIBUTION

This prospectus relates to the offer and sale from time to time by the selling shareholders of our common shares. We will not receive any of the proceeds from the sale by the selling shareholders of the common shares. We will bear all fees and expenses to register the common shares on the shelf registration statement containing this prospectus other than the fees and expenses of any separate legal counsel retained by the selling shareholders and the cost of all brokers’ and underwriting discounts, commissions and transfer taxes, if any, attributable to the common shares sold by the selling shareholders.

The selling shareholders may offer and sell the common shares from time to time in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale or at negotiated prices. These prices will be determined by the selling shareholders or by agreement between such holder and any underwriters or dealers who may receive fees or commissions in connection with such sale. Such sales may be effected by a variety of methods, including the following:

•	on any national securities exchange or quotation service on which the common shares may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions other than on these exchanges or systems or the over-the-counter market;

•	in privately negotiated transactions;

•	in a block trade in which a broker-dealer will attempt to sell a block of securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	through one or more underwriters on a firm commitment or best-efforts basis;

•	through broker-dealers, which may act as agents or principals;

•	directly to one or more purchasers;

•	through agents; or

•	in any combination of the above or by any other legally available means.

In connection with the sales of the common shares or otherwise, the selling shareholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the offered securities, short and deliver the common shares to close out such short positions, or loan or pledge the common shares to broker-dealers that in turn may sell such securities.

If a material arrangement with any underwriter, broker, dealer or other agent is entered into for the sale of the common shares through a secondary distribution or a purchase by a broker or dealer, or if other material changes are made in the plan of distribution of the common shares, a prospectus supplement will be filed, if necessary, under the Securities Act of 1933 disclosing the material terms and conditions of such arrangement. The underwriter or underwriters with respect to an underwritten offering of the common shares and the other material terms and conditions of the underwriting will be set forth in a prospectus supplement relating to such offering and, if an underwriting syndicate is used, the managing underwriter or underwriters will be set forth on the cover of the prospectus supplement. In connection with the sale of the common shares, underwriters will receive compensation in the form of underwriting discounts or commissions and may also receive commissions from purchasers of common shares for whom they may act as agent. Underwriters may sell to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agent.

The selling shareholders have advised us that there are currently no plans, arrangements or understandings between any selling shareholders and any underwriter, broker-dealer or agent regarding the sale of the common shares by the selling shareholders. Selling shareholders may decide not to sell all or a portion of the common shares offered by them pursuant to this prospectus. In addition, any selling shareholder may transfer, devise or give the common shares by other means not described in this prospectus. If we are notified by a selling shareholder that a donee or pledgee intends to sell common shares, a prospectus supplement will be filed if then required in accordance with applicable securities law. Any common shares covered by this prospectus that qualify for sale pursuant to Rule 144 or Rule 144A of the Securities Act may be sold under Rule 144 or Rule 144A rather than pursuant to this prospectus.

The selling shareholders and any underwriters, broker-dealers or agents participating in the distribution of the common shares may be deemed to be “underwriters” within the meaning of the Securities Act, and any profit on the sale of the common shares by the selling shareholders and any commissions received by any such underwriters, broker-dealers or agents may be deemed to be underwriting commissions under the Securities Act. If the selling shareholders were deemed to be underwriters, the selling shareholders may be subject to statutory liabilities including, but not limited to, those of Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act.

The selling shareholders and any other person participating in the distribution will be subject to the applicable provisions of the Exchange Act and the rules and regulations under the Exchange Act, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the common shares by the selling shareholders and any other relevant person. Regulation M may also restrict the ability of any person engaged in the distribution of the common shares to engage in market-making activities with respect to the particular common shares being distributed. All of the above may affect the marketability of the common shares and the ability of any person or entity to engage in market-making activities with respect to the common shares.

We have agreed to indemnify the selling shareholders against certain civil liabilities, including certain liabilities arising under the Securities Act, and the selling shareholders will be entitled to contribution from us in connection with those liabilities. The selling shareholders have agreed to indemnify us against certain civil liabilities, including liabilities arising under the Securities Act, and we will be entitled to contribution from the selling shareholders in connection with those liabilities. The selling shareholders also may agree to indemnify any agent, underwriter, broker or dealer that participates in transactions involving sales of common shares against certain civil liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

The validity of the common shares offered by this prospectus will be passed upon on our behalf by Thompson Hine LLP.

EXPERTS

The consolidated financial statements of National Interstate Corporation incorporated by reference in National Interstate Corporation’s Annual Report (Form 10-K) for the year ended December 31, 2008 (including schedules appearing therein), and the effectiveness of National Interstate Corporation’s internal control over financial reporting as of December 31, 2008 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, incorporated by reference therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth an estimate of the expenses, other than underwriting discounts and commissions, payable in connection with the sale and distribution of the securities being registered. Pursuant to an agreement with the selling shareholders, all such expenses will be borne by Great American, other than the SEC Registration Fee, which we are carrying forward from a prior registration statement.

SEC Registration Fee	$11,131
Accounting fees and expenses	5,000
Legal fees and expenses	10,000

Total	$26,131

Item 15.	Indemnification of Directors and Officers.

Under Ohio law, Ohio corporations are authorized to indemnify directors, officers, employees, and agents within prescribed limits and must indemnify them under certain circumstances. Ohio law does not provide statutory authorization for a corporation to indemnify directors, officers, employees and agents for settlements, fines or judgments in the context of derivative suits. However, it provides that directors (but not officers, employees and agents) are entitled to mandatory advancement of expenses, including attorneys’ fees, incurred in defending any action, including derivative actions, brought against the director, provided that the director agrees to cooperate with the corporation concerning the matter and to repay the amount advanced if it is proved by clear and convincing evidence that his act or failure to act was done with deliberate intent to cause injury to the corporation or with reckless disregard to the corporation’s best interests.

Ohio law does not authorize payment of judgments to a director, officer, employee or agent after a finding of negligence or misconduct in a derivative suit absent a court order. Indemnification is permitted, however, to the extent such person succeeds on the merits. In all other cases, if a director, officer, employee or agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, indemnification is discretionary except as otherwise provided by a corporation’s articles, code of regulations or by contract except with respect to the advancement of expenses of directors.

Under Ohio law, a director is not liable for monetary damages unless it is proved by clear and convincing evidence that his action or failure to act was undertaken with deliberate intent to cause injury to the corporation or with reckless disregard for the best interests of the corporation. There is, however, no comparable provision limiting the liability of officers, employees or agents of a corporation. The statutory right to indemnification is not exclusive in Ohio, and Ohio corporations may, among other things, procure insurance for such persons.

Our Code of Regulations provides that we shall indemnify any person made or threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by us or in our right) by reason of the fact that he or she is or was our Director or officer, or is or was serving at our request as a director, officer, employee, agent of another corporation, partnership, joint venture, trust, or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection with the action, suit, or proceeding, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to our best interests, and with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

In addition, our Code of Regulations provides that we shall indemnify any person made or threatened to be made a party to any threatened, pending or completed action or suit by us or in our right to procure a judgment in our favor by reason of the fact that he or she is or was our Director or officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to our best interests except that no indemnification shall be made if it is proved by clear and convincing evidence that such person’s action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to us or undertaken with reckless disregard for our best interests; and no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duty to us unless and only to the extent that the court of common pleas or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court of common pleas or such other court shall deem proper.

American Financial Group, Inc., the indirect beneficial owner of a majority of our outstanding common shares, maintains, at American Financial Group, Inc.’s expense, Directors and Officers Liability Insurance. The Directors and Officers liability portion of such policy covers all Directors and officers of American Financial Group, Inc. and of the companies, including us, that are, directly or indirectly, more than 50% owned by American Financial Group, Inc. The policy provides for payment on behalf of the Directors and officers, up to the policy limits and after expenditure of a specified deductible, of all Loss (as defined) from claims made against them during the policy period for defined wrongful acts, which include errors, misstatements or misleading statements, acts or omissions and neglect or breach of duty by Directors and officers in the discharge of their individual or collective duties as such. The insurance includes the cost of investigations and defenses, appeals and bonds and settlements and judgments, but not fines or penalties imposed by law. The policy contains various exclusions and reporting requirements.

Item 16.	Exhibits.

Exhibit No.	Description Of Document
4.1	Amended and Restated Articles of Incorporation (incorporated by reference to Exhibit 3.1 to Amendment No. 1 to Registration Statement No. 333-119270 filed on November 12, 2004)

4.2	Amended and Restated Code of Regulations (incorporated by reference to Exhibit 3.2 to Amendment No. 1 to Registration Statement No. 333-119270 filed on November 12, 2004)

5.1	Opinion of Thompson Hine LLP

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

23.2	Consent of Thompson Hine LLP (contained in Exhibit 5.1)

24.1	Power of Attorney

Item 17.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post- effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of a registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness and the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 of this Registration Statement, or otherwise (other than insurance), the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it or them is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Richfield, State of Ohio, on March 17, 2009.

NATIONAL INTERSTATE CORPORATION

By: /s/ DAVID W. MICHELSON

Name: David W. Michelson

Title:   President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities noted on March 17, 2009.

Signature	Title	Date

/s/ DAVID W. MICHELSON David W. Michelson	President and Chief Executive Officer (Principal Executive Officer)	March 17, 2009

/s/ JULIE A. MCGRAW Julie A. McGraw	Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	March 17, 2009

/s/ ALAN R. SPACHMAN* Alan R. Spachman	Chairman of the Board	March 17, 2009

/s/ JOSEPH E. CONSOLINO* Joseph E. Consolino	Director	March 17, 2009

/s/ THEODORE H. ELLIOTT, JR.* Theodore H. Elliott, Jr.	Director	March 17, 2009

/s/ GARY J. GRUBER* Gary J. Gruber	Director	March 17, 2009

/s/ KEITH A. JENSEN* Keith A. Jensen	Director	March 17, 2009

/s/ JAMES C. KENNEDY* James C. Kennedy	Director	March 17, 2009

/s/ DONALD D. LARSON* Donald D. Larson	Director	March 17, 2009

/s/ JOEL SCHIAVONE* Joel Schiavone	Director	March 17, 2009

*By:	Arthur J. Gonzales, Attorney-in-Fact